Exhibit 99 (a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo is Pleased to Report First Quarter 2021 Results;
Net Income of $14.1 Million and 5.2% Average Residential Loan Growth Year over Year

Glenville, New York –April 21, 2021

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced first quarter 2021 net income of $14.1 million or $0.146 diluted earnings per share.  Average residential loan growth increased 5.2% or $187.5 million for the first quarter 2021 compared to the first quarter 2020.

Summary
Robert J. McCormick, Chairman, President and Chief Executive Officer noted, “Trustco Bank has remained a “hometown bank” for thousands of our customers and community members during one of our nation’s most challenging years. Over the last year, we prioritized strengthening our communities and adapting our offerings to address the changing needs of our customers during the COVID-19 pandemic. Despite the uncertainty, our reliable and consistent approach has left us well-positioned to help our customers through this economic disruption and turmoil.”

Overall we are very pleased to share that TrustCo now has assets in excess of $6 billion. Our Northeast region has steadfastly maintained our core franchise in an area that we have served for decades. Additionally, our Florida region passed two major milestones, reaching over $1 billion in deposits and $1 billion in loans. Our Financial Services Department also has over $1 billion in assets under management. As we enter a traditionally busy season for residential lending, the Bank is ready to deploy its existing liquidity into our residential loan portfolio and we will be paying close attention to how the market changes.

We also continue to closely monitor the impact of the pandemic on our business and results of operations.  We have been encouraged to see that most of our residential and commercial borrowers who had payment deferral arrangements with us have returned to making regular loan payments.  As of March 31, 2021, loans in deferral were not material.  Additionally, the Bank had funded 663 Paycheck Protection Program (“PPP”) loans totaling $46 million in 2020, and an additional $17 million in the first quarter of 2021.  As of March 31, 2021, 531 PPP loans totaling $37 million remain outstanding.

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Details

Average loans were up $173.3 million or 4.3% in the first quarter 2021 over the same period in 2020.  Average residential loans, our primary lending focus, were up $187.5 million, or 5.2%, in the first quarter 2021 over the same period in 2020.  Average deposits were up $630.3 million or 14.2% for the first quarter 2021 over the same period a year earlier.  The increase in deposits was the result of a $738.2 million or 24.1% increase in total average core deposit accounts, which consist of interest bearing and non-interest bearing checking, savings and money market deposits, offset by a decrease in average time deposits of $108.0 million or 7.9%, for the first quarter 2021 over the same period in 2020.  Within the core deposits, checking balances were up $428.4 million or 32.2% (including interest bearing and non-interest bearing checking balances), money market balances were up $111.4 million or 18.1%, and savings balances were up $198.5 million or 17.8%.  We believe the increase in core deposits continues to reflect the desire of customers to have additional funds in the safety and security offered by TrustCo’s long history of conservative banking.  As we move forward, the objective is to encourage customers to retain these additional funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.

The cost of interest bearing liabilities decreased to 0.21% in the first quarter 2021 from 0.79% in the first quarter 2020.  A significant portion of our CD portfolio (time deposits) repriced during the last year, which resulted in a decrease in average rates to 0.54% in the first quarter of 2021 from 1.88% in the first quarter of 2020, as a result of the ongoing market conditions. The net interest margin for the first quarter 2021 was 2.78%, down 27 basis points from 3.05% in the first quarter of 2020.  This was primarily due to the decrease in market rates throughout 2020 resulting in less interest earned on our short-term funds, residential and variable rate loans.

The Bank continued to demonstrate its ability to grow shareholders’ equity as average equity was up $28.6 million or 5.3% in the first quarter of 2021 compared to the same period in 2020.  Return on average assets and return on average equity for the first quarter 2021 were 0.96% and 10.01%, respectively, compared to 1.03% and 9.87% for the first quarter 2020.  Improving efficiencies to reduce costs continues to remain a key area of focus.

Asset quality and loan loss reserve measures have stayed consistent.  Nonperforming loans (NPLs) were $21.6 million at March 31, 2021, compared to $20.7 million at March 31, 2020.  NPLs were 0.51% of total loans at March 31, 2021 and 2020, respectively.  The coverage ratio, or allowance for loan losses to NPLs, was 231.1% at March 31, 2021, compared to 222.5% at March 31, 2020.  Nonperforming assets (NPAs) were $22.1 million at March 31, 2021, compared to $22.0 million at March 31, 2020.  The ratio of allowance for loan losses to total loans was 1.17% as of March 31, 2021, compared to 1.13% at March 31, 2020.  The allowance for loan losses was $50.0 million at March 31, 2021, compared to $46.2 million at March 31, 2020.  The provision for loan losses decreased to $350 thousand for the first quarter 2021 compared to $2 million in the same period in the prior year, primarily driven by the beginning of the uncertainty in the economic environment resulting from the COVID-19 pandemic in the same period in the prior year.  The Company had previously elected to delay its adoption of Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”), as provided by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) until the date on which the National Emergency concerning COVID-19 was terminated or December 31, 2020, whichever occurred first.  The December 31, 2020 adoption date under the CARES Act was extended to January 1, 2022 as a part of the COVID-19 relief legislation, which became law in December 2020, and therefore the Company intends to adopt CECL on January 1, 2022.

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 Net recoveries for the first quarter 2021 were $46 thousand versus net chargeoffs in the first quarter 2020 of $162 thousand.  The annualized net chargeoffs ratio was 0.00% and 0.02% for the first quarter 2021 and 2020, respectively.

At March 31, 2021 the tangible equity to tangible asset ratio was 9.44%, compared to 10.42% at March 31, 2020.  Book value per share at March 31, 2021 was $5.92, up 4.2% compared to $5.68 a year earlier.

TrustCo Bank Corp NY is a $6.0 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2021.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss first quarter 2021 results will be held at 9:00 a.m. Eastern Time on April 22, 2021.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10153602.  The call will also be audio webcast at: https://services.choruscall.com/links/trst210422.html, and will be available for one year.

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Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2020, including our expectations regarding the effects of COVID-19 on our financial results and our ability to assist our customers in addressing the effects of COVID-19, our expectations with respect to the effect of our proposed reverse stock split of our common stock, including the impact of such split on the trading price of our common stock, our expectations with respect to our online and mobile banking product offerings, our expectations for the repricing of our CD portfolio, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by the effects of the COVID-19 pandemic. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effect of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations; the impact of the actions taken by governmental authorities to contain COVID-19 or address the impact of COVID-19 on the economy, and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; future business strategies related to the implementation of CECL; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our primary federal banking regulators under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; unanticipated effects from the Tax Cut and Jobs Act that may limit its benefits or adversely impact our business;  the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; changes in management personnel; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; technological changes and electronic, cyber and physical security breaches; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	3/31/2021		12/31/2020		3/31/2020
Summary of operations
Net interest income (TE)	$40,107		39,182		38,554
Provision for loan losses	350		600		2,000
Noninterest income	4,428		4,069		5,334
Noninterest expense	25,335		24,830		24,268
Net income	14,083		13,814		13,313

Per common share
Net income per share:
- Basic	$0.146		0.143		0.138
- Diluted	0.146		0.143		0.138
Cash dividends	0.068		0.068		0.068
Book value at period end	5.92		5.89		5.68
Market price at period end	7.37		6.67		5.41

At period end
Full time equivalent employees	820		778		813
Full service banking offices	148		148		148

Performance ratios
Return on average assets	0.96%		0.95		1.03
Return on average equity	10.01		9.75		9.87
Efficiency (1)	56.35		57.31		56.34
Net interest spread (TE)	2.74		2.72		2.91
Net interest margin (TE)	2.78		2.79		3.05
Dividend payout ratio	46.65		47.55		49.41

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.44%		9.62		10.42
Consolidated equity to assets	9.44%		9.63		10.43

Asset quality analysis at period end
Nonperforming loans to total loans	0.51		0.50		0.51
Nonperforming assets to total assets	0.36		0.37		0.42
Allowance for loan losses to total loans	1.17		1.17		1.13
Coverage ratio (3)	2.3	x	2.4	x	2.2	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Interest and dividend income:
Interest and fees on loans	$40,217	40,906	41,330	41,665	42,063
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	50	27	14	106	421
State and political subdivisions	1	2	1	2	1
Mortgage-backed securities and collateralized mortgage obligations - residential	1,237	1,172	1,319	1,527	2,113
Corporate bonds	316	349	646	488	238
Small Business Administration - guaranteed participation securities	206	212	216	229	245
Other securities	6	7	5	5	6
Total interest and dividends on securities available for sale	1,816	1,769	2,201	2,357	3,024

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	123	129	138	162	175
Total interest on held to maturity securities	123	129	138	162	175

Federal Reserve Bank and Federal Home Loan Bank stock	69	70	77	192	82

Interest on federal funds sold and other short-term investments	270	246	242	193	1,267
Total interest income	42,495	43,120	43,988	44,569	46,611

Interest expense:
Interest on deposits:
Interest-bearing checking	52	51	55	26	16
Savings	159	156	161	166	233
Money market deposit accounts	283	447	637	862	1,096
Time deposits	1,666	3,053	4,749	5,599	6,391
Interest on short-term borrowings	228	232	221	235	322
Total interest expense	2,388	3,939	5,823	6,888	8,058

Net interest income	40,107	39,181	38,165	37,681	38,553

Less: Provision for loan losses	350	600	1,000	2,000	2,000
Net interest income after provision for loan losses	39,757	38,581	37,165	35,681	36,553

Noninterest income:
Trustco Financial Services income	2,035	1,527	1,784	1,368	1,600
Fees for services to customers	2,204	2,365	2,292	1,807	2,315
Net gain on securities transactions	-	-	-	-	1,155
Other	189	177	265	251	264
Total noninterest income	4,428	4,069	4,341	3,426	5,334

Noninterest expenses:
Salaries and employee benefits	12,425	11,727	10,899	11,648	11,373
Net occupancy expense	4,586	4,551	4,277	4,385	4,306
Equipment expense	1,631	1,621	1,607	1,606	1,802
Professional services	1,432	1,644	1,311	1,182	1,481
Outsourced services	2,250	1,925	1,875	1,875	2,075
Advertising expense	354	527	305	601	488
FDIC and other insurance	707	657	660	609	294
Other real estate expense (income), net	239	45	(115)	(32)	194
Other	1,711	2,133	1,855	2,058	2,255
Total noninterest expenses	25,335	24,830	22,674	23,932	24,268

Income before taxes	18,850	17,820	18,832	15,175	17,619
Income taxes	4,767	4,006	4,761	3,921	4,306

Net income	$14,083	13,814	14,071	11,254	13,313

Net income per common share:
- Basic	$0.146	0.143	0.146	0.117	0.138

- Diluted	0.146	0.143	0.146	0.117	0.138

Average basic shares (in thousands)	96,435	96,433	96,433	96,433	96,727
Average diluted shares (in thousands)	96,465	96,442	96,440	96,437	96,750

Note: Taxable equivalent net interest income	$40,107	39,182	38,166	37,681	38,554

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
ASSETS:

Cash and due from banks	$45,493	47,196	47,703	44,726	43,362
Federal funds sold and other short term investments	1,094,880	1,059,903	908,616	908,110	492,691
Total cash and cash equivalents	1,140,373	1,107,099	956,319	952,836	536,053

Securities available for sale:
U. S. government sponsored enterprises	74,465	19,968	29,996	-	54,970
States and political subdivisions	48	103	111	111	112
Mortgage-backed securities and collateralized mortgage obligations - residential	348,317	316,158	309,768	331,469	352,067
Small Business Administration - guaranteed participation securities	39,232	42,217	44,070	45,998	46,768
Corporate bonds	64,839	59,939	70,113	54,439	48,564
Other securities	686	686	685	685	685
Total securities available for sale	527,587	439,071	454,743	432,702	503,166

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	12,729	13,824	15,094	16,633	17,720
Total held to maturity securities	12,729	13,824	15,094	16,633	17,720

Federal Reserve Bank and Federal Home Loan Bank stock	5,506	5,506	5,506	5,506	9,183

Loans:
Commercial	217,021	212,492	231,663	231,212	195,805
Residential mortgage loans	3,807,837	3,780,167	3,724,746	3,681,898	3,627,121
Home equity line of credit	235,644	242,194	248,320	254,445	265,753
Installment loans	8,670	9,617	9,826	10,006	10,713
Loans, net of deferred net costs	4,269,172	4,244,470	4,214,555	4,177,561	4,099,392

Less: Allowance for loan losses	49,991	49,595	49,123	48,144	46,155
Net loans	4,219,181	4,194,875	4,165,432	4,129,417	4,053,237

Bank premises and equipment, net	34,012	34,412	34,417	34,042	34,428
Operating lease right-of-use assets	46,614	47,885	47,174	48,712	49,955
Other assets	60,455	59,124	57,244	57,155	52,905

Total assets	$6,046,457	5,901,796	5,735,929	5,677,003	5,256,647

LIABILITIES:
Deposits:
Demand	$718,343	652,756	635,345	612,960	480,255
Interest-bearing checking	1,141,595	1,086,558	1,024,290	1,001,592	895,254
Savings accounts	1,362,141	1,285,501	1,235,259	1,191,682	1,122,116
Money market deposit accounts	719,580	716,005	699,132	666,304	617,198
Time deposits	1,231,263	1,296,373	1,305,024	1,392,769	1,367,005
Total deposits	5,172,922	5,037,193	4,899,050	4,865,307	4,481,828

Short-term borrowings	229,950	214,755	193,455	177,278	148,090
Operating lease liabilities	51,449	52,784	52,125	53,710	54,998
Accrued expenses and other liabilities	21,105	28,903	30,771	27,287	23,546

Total liabilities	5,475,426	5,333,635	5,175,401	5,123,582	4,708,462

SHAREHOLDERS’ EQUITY:
Capital stock	100,218	100,205	100,205	100,205	100,205
Surplus	176,500	176,442	176,441	176,437	176,431
Undivided profits	321,486	313,974	306,741	299,239	294,553
Accumulated other comprehensive income, net of tax	7,268	11,936	11,537	11,936	11,392
Treasury stock at cost	(34,441)	(34,396)	(34,396)	(34,396)	(34,396)

Total shareholders’ equity	571,031	568,161	560,528	553,421	548,185

Total liabilities and shareholders’ equity	$6,046,457	5,901,796	5,735,929	5,677,003	5,256,647

Outstanding shares (in thousands)	96,440	96,433	96,433	96,433	96,433

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)
3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$125	452	491	571	630
Real estate mortgage - 1 to 4 family	19,826	19,379	19,977	20,215	18,570
Installment	32	43	49	6	24
Total non-accrual loans	19,983	19,874	20,517	20,792	19,224
Other nonperforming real estate mortgages - 1 to 4 family	22	23	25	26	27
Total nonperforming loans	20,005	19,897	20,542	20,818	19,251
Other real estate owned	420	541	423	830	1,284
Total nonperforming assets	$20,425	20,438	20,965	21,648	20,535

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,626	1,187	1,254	1,111	1,492
Installment	-	-	-	-	-
Total non-accrual loans	1,626	1,187	1,254	1,111	1,492
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,626	1,187	1,254	1,111	1,492
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,626	1,187	1,254	1,111	1,492

Total
Loans in nonaccrual status:
Commercial	$125	452	491	571	630
Real estate mortgage - 1 to 4 family	21,452	20,566	21,231	21,326	20,062
Installment	32	43	49	6	24
Total non-accrual loans	21,609	21,061	21,771	21,903	20,716
Other nonperforming real estate mortgages - 1 to 4 family	22	23	25	26	27
Total nonperforming loans	21,631	21,084	21,796	21,929	20,743
Other real estate owned	420	541	423	830	1,284
Total nonperforming assets	$22,051	21,625	22,219	22,759	22,027

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$(32)	32	(1)	(6)	1
Real estate mortgage - 1 to 4 family	(2)	(27)	4	(27)	140
Installment	(14)	109	18	44	4
Total net (recoveries) chargeoffs	$(48)	114	21	11	145

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	-	(1)	-	-	(2)
Installment	2	15	-	-	19
Total net (recoveries) chargeoffs	$2	14	-	-	17

Total
Commercial	$(32)	32	(1)	(6)	1
Real estate mortgage - 1 to 4 family	(2)	(28)	4	(27)	138
Installment	(12)	124	18	44	23
Total net (recoveries) chargeoffs	$(46)	128	21	11	162

Asset Quality Ratios

Total nonperforming loans (1)	$21,631	21,084	21,796	21,929	20,743
Total nonperforming assets (1)	22,051	21,625	22,219	22,759	22,027
Total net (recoveries) chargeoffs (2)	(46)	128	21	11	162

Allowance for loan losses (1)	49,991	49,595	49,123	48,144	46,155

Nonperforming loans to total loans	0.51%	0.50%	0.52%	0.52%	0.51%
Nonperforming assets to total assets	0.36%	0.37%	0.39%	0.40%	0.42%
Allowance for loan losses to total loans	1.17%	1.17%	1.17%	1.15%	1.13%
Coverage ratio (1)	231.1%	235.2%	225.4%	219.5%	222.5%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	0.01%	0.00%	0.00%	0.02%
Allowance for loan losses to annualized net (recoveries) chargeoffs (2)	N/A	96.9	x	584.8	x	1094.2	x	71.2	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended March 31, 2021			Three months ended March 31, 2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$51,649	50	0.38%	$92,369	421	1.82%
Mortgage backed securities and collateralized mortgage obligations - residential	327,614	1,237	1.51	371,768	2,113	2.27
State and political subdivisions	50	1	6.47	114	2	7.59
Corporate bonds	63,334	316	1.99	28,332	238	3.36
Small Business Administration - guaranteed participation securities	39,582	206	2.09	47,418	245	2.06
Other	686	6	3.50	685	6	3.50

Total securities available for sale	482,915	1,816	1.50	540,686	3,025	2.26

Federal funds sold and other short-term Investments	1,029,570	270	0.11	412,076	1,267	1.24

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	13,273	123	3.70	18,144	175	3.86

Total held to maturity securities	13,273	123	3.70	18,144	175	3.86

Federal Reserve Bank and Federal Home Loan Bank stock	5,506	69	5.01	9,183	82	3.57

Commercial loans	212,781	2,945	5.54	198,047	2,542	5.13
Residential mortgage loans	3,789,256	34,852	3.69	3,601,728	36,461	4.05
Home equity lines of credit	238,379	2,259	3.84	265,461	2,868	4.35
Installment loans	8,795	161	7.41	10,717	192	7.20

Loans, net of unearned income	4,249,211	40,217	3.80	4,075,953	42,063	4.13

Total interest earning assets	5,780,475	42,495	2.95	5,056,042	46,612	3.69

Allowance for loan losses	(49,945)			(44,520)
Cash & non-interest earning assets	199,769			193,619

Total assets	$5,930,299			$5,205,141

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$1,084,572	52	0.02%	$871,153	16	0.01%
Money market accounts	725,570	283	0.16	614,201	1,096	0.72
Savings	1,315,049	159	0.05	1,116,558	233	0.08
Time deposits	1,261,963	1,666	0.54	1,369,914	6,391	1.88

Total interest bearing deposits	4,387,154	2,160	0.20	3,971,826	7,736	0.78
Short-term borrowings	223,807	228	0.41	153,668	322	0.84

Total interest bearing liabilities	4,610,961	2,388	0.21	4,125,494	8,058	0.79

Demand deposits	673,428			458,476
Other liabilities	75,143			79,003
Shareholders’ equity	570,767			542,168

Total liabilities and shareholders’ equity	$5,930,299			$5,205,141

Net interest income, tax equivalent		40,107			38,554

Net interest spread			2.74%			2.91%

Net interest margin (net interest income to total interest earning assets)			2.78%			3.05%

Tax equivalent adjustment		-			(1)

Net interest income		40,107			38,553

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	3/31/2021	12/31/2020	3/31/2020

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,046,457	5,901,796	5,256,647
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	6,045,904	5,901,243	5,256,094

Equity (GAAP)	571,031	568,161	548,185
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	570,478	567,608	547,632
Tangible Equity to Tangible Assets (Non-GAAP)	9.44%	9.62%	10.42%
Equity to Assets (GAAP)	9.44%	9.63%	10.43%

	Three months ended
Efficiency Ratio	3/31/2021	12/31/2020	3/31/2020

Net interest income (fully taxable equivalent) (Non-GAAP)	$40,107	39,182	38,554
Non-interest income (GAAP)	4,428	4,069	5,334
Less: Net gain on securities	-	-	1,155
Revenue used for efficiency ratio (Non-GAAP)	44,535	43,251	42,733

Total noninterest expense (GAAP)	25,335	24,830	24,268
Less: Other real estate expense (income), net	239	45	194
Expense used for efficiency ratio (Non-GAAP)	25,096	24,785	24,074

Efficiency Ratio	56.35%	57.31%	56.34%

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